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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-100731) of The Timken Company of our report dated June 26, 2002 relating to the combined financial statements of the Ingersoll-Rand Engineered Solutions Business, an operating business unit of Ingersoll-Rand Company Limited, which appears in the Current Report on Form 8-K of The Timken Company dated December 24, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
December 19, 2002